EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Akamai Announces Proposed Offering of Convertible Senior Notes

CAMBRIDGE, Mass. - August 12, 2019 - Akamai Technologies, Inc. (NASDAQ: AKAM) ("Akamai"), the intelligent edge platform for securing and delivering digital experiences, today announced that it proposes to offer, subject to market factors and other conditions, $1,000,000,000 in aggregate principal amount of convertible senior notes due 2027. The notes are to be offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Akamai will grant the initial purchasers an option to purchase up to an additional $150,000,000 in principal amount of notes on the same terms and conditions. Upon conversion of the notes, holders of the notes will receive cash, shares of Akamai’s common stock or a combination of cash and shares of Akamai’s common stock at Akamai’s option. Interest on the notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020. The notes will mature on September 1, 2027, unless earlier repurchased or converted in accordance with their terms prior to such date. The interest rate, initial conversion rate, offering price and other terms will be determined at the time of pricing the offering. The notes will be senior unsecured obligations of Akamai.

Akamai intends to use approximately $50 million of the net proceeds from this offering to repurchase shares of its common stock from purchasers of notes in the offering in privately-negotiated transactions effected through one or more of the initial purchasers or their affiliates. Akamai expects the purchase price per share in such transactions to equal the closing price per share of Akamai's common stock on the date of pricing of the offering. The amount of Akamai’s common stock that Akamai actually repurchases may be more or less than $50 million.

Akamai also intends to use a portion of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase the additional notes, Akamai expects to sell additional warrants to certain of the initial purchasers of the notes or their respective affiliates (the “Option Counterparties”) and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions with the Option Counterparties.
Akamai intends to use the remaining net proceeds from the offering for working capital and other general corporate purposes. Additionally, Akamai may choose to expand its current business through acquisitions of, or investments in, other businesses, products or technologies, using cash or shares of its common stock.

In connection with the pricing of the notes, Akamai expects to enter into convertible note hedge transactions and warrant transactions with the Option Counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of common stock that will initially underlie the notes, including any notes purchased by the initial purchasers pursuant to their option to purchase additional notes. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Akamai’s common stock upon conversion of the notes and/or to offset any cash payments Akamai is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of common stock. The warrant transactions could separately have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock exceeds the strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their respective affiliates expect to purchase shares of Akamai’s common stock and/or enter into various derivative transactions with respect to Akamai’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Akamai’s common stock or the notes at that time. In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Akamai on any fundamental change repurchase date or otherwise) by entering into or unwinding various derivatives with respect to Akamai’s common stock and/or purchasing or selling common stock or other securities of Akamai in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also affect the then-prevailing market price of Akamai’s common stock or the notes, which could affect the ability of holders to convert the notes and the amount and value of the consideration that holders receive upon conversion of the notes.

J.P. Morgan, Morgan Stanley and BofA Merrill Lynch are acting as joint book-running managers for the proposed offering.

This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Akamai’s common stock, if any, issuable upon conversion of the notes). Any offer of notes will be made only by means of a private offering memorandum. The notes and any common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to Akamai's expectations to complete the proposed offering of the notes, its use of proceeds from the offering and the effect of the concurrent stock repurchase and the convertible note hedge and warrant transactions. There can be no assurance that Akamai will be able to complete the proposed notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the notes and the offering, risks and uncertainties related to whether or not Akamai will consummate the offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in Akamai’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.

About Akamai

Akamai secures and delivers digital experiences for the world’s largest companies. Akamai’s intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart, and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone - and attacks and threats far away. Akamai’s portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring.

Contacts:

Gina Sorice Media Relations 646-320-4107 gsorice@akamai.com	- or -	Tom Barth Investor Relations 617-274-7130 tbarth@akamai.com